                                                                   EXHIBIT 10.66

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                                ACCESSCARE, INC.

                              -------------------

                              ACCESSCARE PREFERRED
                            STOCK PURCHASE AGREEMENT

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                            Dated as of May 23, 1995

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                                TABLE OF CONTENTS


                                                                            Page
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
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1      CERTAIN DEFINED TERMS.................................        1
                  (a)      "Common Stock"...............................        1
                  (b)      "CompCare"...................................        1
                  (c)      "Consolidated"...............................        1
                  (d)      "Debt Securities"............................        2
                  (e)      "Event of Default"...........................        2
                  (f)      "Indebtedness"...............................        2
                  (g)      "Person".....................................        2
                  (h)      "Preferred Stock"............................        2
                  (i)      "Qualified Public Offering"..................        2
                  (j)      "Series A Preferred Stock"...................        3
                  (k)      "Securities Act".............................        3
                  (l)      "Subsidiary".................................        3
                  (m)      "Transaction Documents"......................        3
         1.2      ACCOUNTING TERMS......................................        3

                                   ARTICLE II

              PURCHASE, SALE AND TERMS OF SERIES A PREFERRED STOCK

         2.1      THE SERIES A PREFERRED STOCK..........................        3
         2.2      CLOSING...............................................        3

                                   ARTICLE III

                 CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS

         3.1      REPRESENTATIONS AND WARRANTIES........................        4
         3.2      DOCUMENTATION AT CLOSING..............................        4
         3.3      CONSENTS, WAIVERS, ETC................................        5
         3.4      ABSENCE OF LITIGATION.................................        5
         3.5      PERFORMANCE OF OBLIGATIONS............................        5
         3.6      MATERIAL ADVERSE CHANGE...............................        5

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                                   ARTICLE IV

                CONDITIONS PRECEDENT TO ACCESSCARE'S OBLIGATIONS

         4.1      REPRESENTATIONS AND WARRANTIES........................        6
         4.2      DOCUMENTATION AT CLOSING..............................        6
         4.3      CONSENTS, WAIVERS, ETC................................        6
         4.4      ABSENCE OF LITIGATION.................................        7
         4.5      PERFORMANCE OF OBLIGATIONS............................        7
         4.6      PAYMENT...............................................        7

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF ACCESSCARE

         5.1      ORGANIZATION AND STANDING OF ACCESSCARE...............        7
         5.2      CORPORATE ACTION......................................        7
         5.3      GOVERNMENTAL APPROVALS................................        7
         5.4      LITIGATION............................................        8
         5.5      COMPLIANCE WITH OTHER INSTRUMENTS.....................        8
         5.6      STOCK OWNERSHIP.......................................        8
         5.7      SECURITIES ACT OF 1933................................        9
         5.8      NO BROKERS OR FINDERS.................................        9
         5.9      CAPITALIZATION; STATUS OF CAPITAL STOCK...............        9
         5.10     FINANCIAL STATEMENTS..................................        9
         5.11     ABSENCE OF CHANGES....................................        9
         5.12     PROPERTY..............................................       10
         5.13     SUBSIDIARIES..........................................       10
         5.14     TAXES AND TAX RETURNS.................................       10
         5.15     INSURANCE.............................................       11
         5.16     CERTAIN TRANSACTIONS..................................       11
         5.17     CONTRACTS AND COMMITMENTS.............................       11
         5.18     EMPLOYMENT BENEFIT PLANS..............................       11
         5.19     PATENTS, COPYRIGHTS AND TRADEMARKS....................       12
         5.20     ENVIRONMENTAL MATTERS.................................       12
         5.21     COMPLIANCE WITH LAWS, CERTIFICATES....................       12
         5.22     DISCLOSURE............................................       12
         5.23     ABSENCE OF UNDISCLOSED LIABILITIES....................       13
         5.24     PROJECTIONS...........................................       13

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                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         6.1      RESTRICTED SHARES.....................................       13
         6.2      INVESTMENT INTENT.....................................       13
         6.3      ABILITY TO BEAR RISK..................................       13
         6.4      INVESTMENT EXPERIENCE.................................       13
         6.5      UNMARKETABLE SHARES...................................       14
         6.6      ACCREDITED INVESTOR...................................       14
         6.7      CORPORATE ASSETS......................................       14
         6.8      LEGENDS...............................................       14
         6.9      DUE AUTHORIZATION.....................................       14
         6.10     BINDING EFFECT........................................       15
         6.11     CONSENTS AND APPROVALS................................       15
         6.12     CONTRACTS AND COMMITMENTS.............................       15
         6.13     NO BROKERS OR FINDERS.................................       15

                                   ARTICLE VII

                      COVENANTS OF ACCESSCARE AND INVESTOR

         7.1      REPORTING REQUIREMENTS................................       15
         7.2      AFFIRMATIVE COVENANTS OF ACCESSCARE OTHER THAN
                    REPORTING REQUIREMENTS..............................       16
                  (a)      PAYMENT OF TAXES AND TRADE DEBT..............       16
                  (b)      MAINTENANCE OF INSURANCE.....................       16
                  (c)      PRESERVATION OF CORPORATE EXISTENCE..........       16
                  (d)      COMPLIANCE WITH LAWS.........................       16
                  (e)      KEEPING OF RECORDS AND BOOKS OF ACCOUNT......       17
                  (f)      MAINTENANCE OF PROPERTIES, ETC...............       17
                  (g)      BUDGETS AND BOARD APPROVAL...................       17
                  (h)      FINANCINGS...................................       17
                  (i)      BOARD OF DIRECTORS; INDEMNIFICATION..........       17
                  (j)      BOARD OF DIRECTORS MEETINGS..................       17
                  (k)      COMPENSATION COMMITTEE.......................       17
                  (l)      INSPECTION, CONSULTATION AND ADVICE..........       18
                  (m)      USE OF PROCEEDS..............................       18
                  (n)      BY-LAWS......................................       18
         7.3      NEGATIVE COVENANTS OF ACCESSCARE......................       18
                  (a)      DEALINGS WITH AFFILIATES AND OTHERS..........       18
                  (b)      DIVIDENDS....................................       19
                  (c)      RESTRICTIVE AGREEMENTS PROHIBITED............       19
                  (d)      COMPENSATION.................................       19
         7.4      CONFIDENTIALITY.......................................       19
         7.5      COOPERATION...........................................       19

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                                  ARTICLE VIII

                       RIGHT TO PARTICIPATE IN FINANCINGS

         8.1      RIGHT OF PARTICIPATION................................       20
         8.2      EXCEPTIONS............................................       20
         8.3      NO ASSIGNMENT OF RIGHTS...............................       20

                                   ARTICLE IX

                         OBLIGATIONS PENDING THE CLOSING

         9.1      ACCESS................................................       21
         9.2      CONDUCT OF COMPANY'S BUSINESS.........................       21
                  (a)      COMPENSATION.................................       21
                  (b)      ORGANIZATION.................................       21
                  (c)      VENDORS......................................       21
                  (d)      INSURANCE....................................       21
                  (e)      LAWSUITS, CLAIMS.............................       22
                  (f)      CERTAIN CHANGES..............................       22
                  (g)      CONDITION OF ASSETS..........................       22
                  (h)      TAXES........................................       22
                  (i)      DIVIDENDS, ETC...............................       22
                  (j)      CORPORATE MATTERS............................       22
                  (k)      LIABILITIES AND EXPENSES.....................       22
         9.3      CONSENTS..............................................       23
         9.4      NOTICE OF BREACH......................................       23

                                    ARTICLE X

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         10.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES............       23

                                   ARTICLE XI

                                 INDEMNIFICATION

         11.1     INDEMNIFICATION BY ACCESSCARE.........................       23
         11.2     LIMITATIONS ON INDEMNIFICATION BY ACCESSCARE..........       23
         11.3     INDEMNIFICATION BY INVESTOR...........................       24
         11.4     LIMITATIONS ON INDEMNIFICATION BY INVESTOR............       24
         11.5     CLAIMS FOR INDEMNIFICATION............................       24
         11.6     DEFENSE BY INDEMNITOR.................................       24

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                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1     NO WAIVER; CUMULATIVE REMEDIES........................       25
         12.2     AMENDMENTS, WAIVERS AND CONSENTS......................       25
         12.3     ADDRESSES FOR NOTICES, ETC............................       25
         12.4     COSTS, EXPENSES AND TAXES.............................       26
         12.5     BINDING EFFECT; ASSIGNMENT............................       27
         12.6     TERMINATION...........................................       27
         12.7     PRIOR AGREEMENTS......................................       27
         12.8     SEVERABILITY..........................................       27
         12.9     GOVERNING LAW.........................................       27
         12.10    HEADINGS..............................................       27
         12.11    COUNTERPARTS..........................................       27
         12.12    FURTHER ASSURANCES....................................       28
         12.13    COVENANT OF GOOD FAITH AND FAIR DEALING...............       28

                                    EXHIBITS

         Exhibit Index..................................................       29

                  ACCESSCARE PREFERRED STOCK PURCHASE AGREEMENT


         THIS ACCESSCARE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 23, 1995, by and between ACCESSCARE, INC., a Nevada corporation ("AccessCare"), and PHYSICIAN CORPORATION OF AMERICA, a Delaware corporation ("Investor").

                                 R E C I T A L S

         A. On the date of this Agreement, Comprehensive Care Corporation, a Delaware corporation ("CompCare") owns 100% of the outstanding capital stock of AccessCare.

         B. AccessCare desires to sell to Investor, and Investor desires to purchase from AccessCare, the Series A Preferred Stock, as hereinafter defined, on the terms and conditions of this Agreement and the Transaction Documents.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 (a) "Common Stock" includes (a) AccessCare's Common Stock, par value $1.00 per share, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of AccessCare, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of directors of AccessCare (even though the right so to vote has been suspended by the happening of such a contingency), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (b) "CompCare" means Comprehensive Care Corporation, a Delaware corporation.

                  (c) "Consolidated" when used with reference to any term defined herein shall mean that term as applied to the accounts of AccessCare and its Subsidiaries, if any, consolidated in accordance with generally accepted accounting principles after eliminating intercompany items.

                 (d) "Debt Securities" means and includes (i) any debt security of AccessCare that by its terms is convertible into or exchangeable for any equity security of AccessCare that is a combination of debt and equity, or (ii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such debt security of AccessCare.

                 (e) "Event of Default" means as to the respective party (i) any representation or warranty made by AccessCare or Investor in this Agreement, or by AccessCare (or any officers of AccessCare) or Investor (or any officers of Investor) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, that shall prove to have been incorrect in any material respect when made; or (ii) AccessCare or Investor failing to perform or observe any material term, covenant or agreement contained in this Agreement or the Series A Preferred Stock or the Transaction Documents on its part to be performed or observed, and any such failure remaining unremedied for thirty (30) days after written notice thereof shall have been given to AccessCare or Investor, as applicable, by the other, unless such default cannot reasonably be corrected within such period, then, so long as the party so failing has in good faith commenced to cure such default and continues to act diligently to cure such default, the period to so cure shall be extended by such time as may be reasonably necessary to correct such default for up to thirty (30) additional days (except in the case of any failure which cannot, by its nature, be remedied, then upon delivery of such notice there shall have occurred an Event of Default).

                 (f) "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, excluding any liabilities in respect of deferred federal or state income taxes, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

                 (g) "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

                 (h) "Preferred Stock" includes (a) AccessCare's Preferred Stock as authorized on the date of this Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                 (i) "Qualified Public Offering" means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of AccessCare from which the aggregate gross proceeds to AccessCare shall equal or exceed $5,000,000.

                 (j) "Series A Preferred Stock" shall mean (a) the 135 shares of AccessCare's Series A Preferred Stock, par value $1.00 per share, as authorized on the date of this Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                 (k) "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

                 (l) "Subsidiary" means any corporation, 50% or more of the outstanding voting stock of which shall at the time be owned by AccessCare or by one or more Subsidiaries, or any other entity or enterprise, 50% or more of the equity of which shall at the time be owned by AccessCare or by one or more Subsidiaries.

                 (m) "Transaction Documents" means, collectively, this Agreement, the Certificate of Designation, the Option Agreement and the First Right of Refusal Agreement, each as defined elsewhere herein.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, and all other financial data submitted pursuant to this Agreement shall be prepared and calculated in accordance with such principles.

                                   ARTICLE II

              PURCHASE, SALE AND TERMS OF SERIES A PREFERRED STOCK

         2.1 THE SERIES A PREFERRED STOCK. AccessCare has authorized the issuance, sale and delivery of one hundred thirty-five (135) shares of its Series A Preferred Stock at an aggregate price of $1,000,000.00 to Investor. The designation, rights, preferences and other terms and conditions relating to the Series A Preferred Stock shall be as set forth in the Certificate of Designation of Rights, Preferences and Privileges of the Series A Preferred Stock attached as Exhibit 2.1 ("Certificate of Designation").

         2.2 CLOSING. AccessCare agrees to issue and sell to Investor and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, Investor agrees to purchase, the 135 shares of Series A Preferred Stock for $1,000,000 in cash payable by wire transfer of same-day or next-day funds. Such purchase and sale shall take place at a closing (the "Closing") to be held at Physician Corporation of America, 5835 Blue Lagoon Drive, Miami, Florida 33126, on May 23, 1995, at 1:00 P.M. Eastern Daylight Time, or on such other date and at such time as may be mutually agreed upon by the parties. At the Closing, AccessCare will issue and deliver a certificate evidencing the Series A Preferred Stock sold at the Closing against wire transfers to the account of AccessCare in same-day or next-day funds in payment of the full purchase price for such Series A Preferred Stock.

                                   ARTICLE III

                 CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS

         The obligation of Investor to purchase and pay for the Series A Preferred Stock at the Closing is subject to the following conditions, any one of which may be waived in writing by Investor:

         3.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of AccessCare set forth in Article V hereof shall be true and correct in all material respects on the date of the Closing with the same force and effect as though made at and as of that time.

         3.2 DOCUMENTATION AT CLOSING. Investor shall have received prior to or at the Closing all of the following, each in form and substance reasonably satisfactory to Investor and its counsel, and all of the following events shall have occurred prior to or simultaneous with the Closing hereunder:

                 (a) A copy of all charter documents of AccessCare certified by the Nevada Secretary of State, a certified copy of the resolutions of the Board of Directors and the shareholder of AccessCare, evidencing approval of this Agreement, the Transaction Documents, and the transactions contemplated thereby, the authorization for issuance and delivery of the Series A Preferred Stock and other matters contemplated hereby, a certified copy of the bylaws of AccessCare and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Series A Preferred Stock;

                 (b) A certificate of the Secretary or an Assistant Secretary of AccessCare stating the names of the officers of AccessCare authorized to sign this Agreement and the other Transaction Documents to which it is a party, the certificates for the Series A Preferred Stock and the other documents or certificates to be delivered pursuant to this Agreement by AccessCare or any of its officers, together with the true signatures of such officers;

                 (c) A certificate from AccessCare signed by a duly authorized officer of AccessCare stating that the representations and warranties of AccessCare contained in Article V hereof and otherwise made by AccessCare or CompCare in writing in connection with the transactions contemplated hereby or in the other Transaction Documents were true and correct in all material respects when made and are true and correct in all material respects as of the date of Closing, with the same force and effect as if such representations and warranties had been made at and as of that time and that all conditions required to be performed by AccessCare prior to or at the Closing have been performed or complied with in all material respects, except as may be waived in writing by Investor, and that no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement or the issuance and delivery of the Series A Preferred Stock which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                  (d) A copy of the Certificate of Designation, executed by AccessCare and filed on behalf of AccessCare in the office of the Nevada Secretary of State;

                 (e) A First Right of Refusal Agreement, in the form set forth in Exhibit 3.2(e) ("First Right of Refusal Agreement"), executed and delivered by AccessCare and CompCare;

                 (f) An Option Agreement, in the form set forth in Exhibit 3.2(f) ("Option Agreement"), executed and delivered by CompCare; and

                 (g) One or more fully executed and completed stock certificates representing the Series A Preferred Stock registered in the Investor's name.

         3.3 CONSENTS, WAIVERS, ETC. Prior to the Closing, AccessCare or CompCare, as the case may be, shall have obtained all consents or waivers, if any, necessary for AccessCare to execute and deliver this Agreement and for AccessCare or CompCare to execute and deliver the other documents and certificates to be delivered pursuant to this Agreement or the other Transaction Documents, to issue and deliver the Series A Preferred Stock and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other actions and governmental filings necessary to effectuate the terms of this Agreement, the Series A Preferred Stock and other agreements and instruments executed and delivered by AccessCare or CompCare in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal and state securities laws. In addition to the documents set forth above, AccessCare and CompCare, respectively, shall have provided Investor any other information or copies of documents that they may reasonably request.

         3.4 ABSENCE OF LITIGATION. There shall be no litigation, whether brought against CompCare, AccessCare, or Investor seeking to prevent the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, and no such litigation shall have been threatened. Further, there shall not be in effect any order restraining or prohibiting the consummation of the transactions contemplated by the Transaction Documents nor any proceedings pending with respect thereto.

         3.5 PERFORMANCE OF OBLIGATIONS. AccessCare or CompCare, as the case may be, shall have performed and complied, in all material respects, with all covenants, conditions and obligations required by this Agreement to have been performed or complied with by AccessCare or CompCare, respectively, at or prior to the Closing.

         3.6 MATERIAL ADVERSE CHANGE. There shall not have been, subsequent to the balance sheet of AccessCare dated May 31, 1994, any material adverse change in the financial condition of the business of AccessCare, or its assets, liabilities, business, results of operations, or customer, supplier or employee relations, other than changes occurring in the normal course of the business of AccessCare.

                                   ARTICLE IV

                CONDITIONS PRECEDENT TO ACCESSCARE'S OBLIGATIONS

         The obligations of AccessCare to consummate the sale of the Series A Preferred Stock to Investor and to perform under this Agreement and the other Transaction Documents shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived in writing by AccessCare:

         4.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Investor set forth in Article III of this Agreement shall be true and correct in all material respects on the date of the Closing with the same force and effect as though made at and as of that time.

         4.2 DOCUMENTATION AT CLOSING. AccessCare or CompCare, as applicable, shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to AccessCare and its counsel, and all of the following events shall have occurred prior to or simultaneous with the Closing hereunder:

                  (a) A certificate from Investor, signed by a duly authorized officer of Investor, certifying that Investor's representations and warranties contained herein and otherwise made by Investor in connection with the transactions contemplated hereby were true and correct in all material respects when made and are true and correct in all material respects on and as of the Closing Date, with the same force and effect as if such representations and warranties had been at and as of that time, and that all conditions required to be performed by Investor prior to or at the Closing have been performed or complied with in all material respects, except as may be waived in writing by AccessCare and CompCare, and that no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                  (b) The First Right of Refusal Agreement, executed and delivered by Investor; and

                  (c) The Option Agreement, executed and delivered by Investor.

         4.3 CONSENTS, WAIVERS, ETC. Investor shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement and the other documents and certificates to be delivered pursuant to this Agreement, issue and deliver the Series A Preferred Stock and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other actions and governmental filings necessary to effectuate the terms of this Agreement, the Series A Preferred Stock and other agreements and instruments executed and delivered by Investor in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal and state securities laws. Investor shall have provided AccessCare and CompCare any other information or documents, including without limitation resolutions, certified or in such other form as may reasonably be requested by AccessCare or CompCare, as the case may be.

         4.4 ABSENCE OF LITIGATION. There shall be no litigation, whether brought against AccessCare, Investor or CompCare, seeking to prevent the consummation of the transactions contemplated by this Agreement, and no such litigation shall have been threatened. Further, there shall not be in effect any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement nor any proceedings pending with respect thereto.

         4.5 PERFORMANCE OF OBLIGATIONS. Investor shall have performed and complied, in all material respects, with all of its respective covenants, conditions and obligations required by this Agreement to have been performed or complied with by Investor at or prior to the Closing.

         4.6 PAYMENT. AccessCare shall have received payment in full, from Investor, for the Series A Preferred Stock.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF ACCESSCARE

         Except as set forth on the disclosure schedule attached hereto as Exhibits 5.00, et seq. ("Disclosure Schedule") pursuant to this Article V, which disclosures shall be deemed to be representations and warranties as if made hereunder, AccessCare represents and warrants to the Investor that:

         5.1 ORGANIZATION AND STANDING OF ACCESSCARE. AccessCare is a duly incorporated and validly existing corporation in good standing under the laws of the State of Nevada and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. AccessCare is duly licensed or qualified, and in good standing as a foreign corporation authorized to do business, in all jurisdictions in which the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary and where failure to be licensed or to so qualify would have a material adverse effect upon AccessCare.

         5.2 CORPORATE ACTION. AccessCare has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement, the Series A Preferred Stock and any other agreements and instruments executed in connection herewith and therewith, the valid and enforceable obligations of AccessCare upon execution thereof. The issuance of the Series A Preferred Stock is not subject to preemptive or other preferential rights, or similar statutory or contractual rights of third parties, either arising pursuant to any agreement or instrument to which AccessCare is a party or by which AccessCare is otherwise bound.

         5.3 GOVERNMENTAL APPROVALS. No authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by AccessCare, or for the performance by it of its obligations under, this Agreement or the Series A Preferred Stock except for post-sale filings to be made, if any, to comply with exemptions from registration or qualification under federal and state securities laws.

         5.4 LITIGATION. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of AccessCare after due inquiry, threatened against AccessCare or affecting any of its properties or assets, or, to the knowledge of AccessCare after due inquiry, against any officer of AccessCare that is likely to result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of AccessCare or any of its properties or assets taken as a whole, or that is likely to call into question the validity of this Agreement, any of the Series A Preferred Stock or any action taken or to be taken pursuant hereto or thereto. Neither AccessCare nor CompCare is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, which default is likely to result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of AccessCare or any of its properties or assets taken as a whole.

         5.5 COMPLIANCE WITH OTHER INSTRUMENTS. AccessCare is in compliance in all respects with the terms and provisions of its articles of incorporation and bylaws and in all material respects with the terms and provisions of this Agreement. To the best of AccessCare's knowledge, AccessCare is in compliance in all material respects with (i) the terms and provisions of each mortgage, indenture, lease, agreement and other instrument relating to obligations of AccessCare in excess of $25,000, individually or in the aggregate, and (ii) all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which its properties or assets are subject, except in each case any such noncompliance which would not have a material adverse effect on the business, assets or financial condition of AccessCare. Neither the execution and delivery of this Agreement or the Series A Preferred Stock, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision in the articles of incorporation or bylaws of AccessCare and, to the best of AccessCare's knowledge, has constituted or resulted in or will constitute or result in a material default or violation of any term or provision in any documents or instruments.

         5.6 STOCK OWNERSHIP. On the date of this Agreement, CompCare is the sole owner, beneficially and of record, of eight hundred sixty-five (865) shares of the Common Stock, comprising all of the outstanding Common Stock of AccessCare, free and clear of all claims, liens, encumbrances, security interests, pledges, options, charges, restrictions and defects in title of any nature whatsoever, other than restrictions imposed by federal and applicable state securities laws or the Transaction Documents. At the Closing, CompCare will be the sole owner, beneficially and of record, of eight hundred sixty-five
(865) shares of Common Stock, which will comprise all of the then outstanding Common Stock of AccessCare, free and clear of all claims, liens, encumbrances, security interests, pledges, options, charges, restrictions and defects in title of any nature whatsoever, other than restrictions imposed by federal and applicable state securities laws or the Transaction Documents. Prior to the Closing, 135 shares of Common Stock presently held by CompCare will be cancelled and returned to the status of authorized and unissued shares. CompCare has not, and as of the Closing shall not have, granted or sold, and is not, and at the time of Closing will not be, a party to any agreement, commitment or understanding, written or oral, providing for the grant or sale of, options or other rights to purchase or restricting the transfer of, and is not, and at the Closing will not be, obligated to sell or otherwise transfer, any of the shares of the outstanding capital stock of AccessCare to any person or entity.

         5.7 SECURITIES ACT OF 1933. AccessCare has complied, and will comply, with all applicable federal or state securities laws in connection with the issuance and sale of the Series A Preferred Stock. Neither AccessCare nor anyone authorized to act on its behalf has offered or will offer to sell the Series A Preferred Stock or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Series A Preferred Stock under the registration provisions of the Securities Act.

         5.8 NO BROKERS OR FINDERS. AccessCare has taken no action or failed to take any action, and knows of no such act or omission by any Person, which would give rise to any right, interest or valid claim against or upon AccessCare or Investor for any commission, fee or other compensation as a finder or broker as a result of the transactions contemplated by this Agreement, and AccessCare agrees to indemnify and hold Investor harmless against any liability for or related to such commissions, fees, expenses or other compensation.

         5.9 CAPITALIZATION; STATUS OF CAPITAL STOCK. Immediately preceding the Closing, AccessCare will have a total authorized capitalization consisting of 25,000 shares of Common Stock, par value $1.00 per share, of which 865 shares will be outstanding, and 10,000 shares of Preferred Stock, of which 135 shares are designated as Series A Preferred Stock, none of which are outstanding. Immediately following the Closing, there will be 865 shares of Common Stock and 135 shares of Series A Preferred Stock outstanding. As of the Closing, all of the outstanding shares of capital stock of AccessCare will have been duly authorized, validly issued and fully paid and nonassessable. The Series A Preferred Stock, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued and fully paid and nonassessable free and clear of all liens and encumbrances created by AccessCare. There are no authorized, issued or outstanding options, warrants or rights to purchase which obligate AccessCare to issue any shares of capital stock or other securities nor is AccessCare obligated in any other manner to issue shares of its capital stock or other securities. Except as set forth in the Disclosure Schedule, there are no restrictions on the transfer of shares of capital stock of AccessCare other than those imposed by relevant state and federal securities laws or the Transaction Documents. Prior to the Closing, no holder of any security of AccessCare is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which AccessCare is a party or that are otherwise binding upon AccessCare. The offer and sale of all shares of capital stock or other securities of AccessCare issued before the Closing complied with or were exempt from registration or qualification under all federal and state securities laws.

         5.10 FINANCIAL STATEMENTS. The unaudited financial statements of AccessCare for the year ended May 31, 1994, as reviewed by Arthur Andersen & Co. and unaudited financial statements for the 11 months ended April 30, 1995 (collectively, the "Financial Statements"), copies of which Financial Statements, along with any officers' reports, have heretofore been delivered to Investor or its counsel and are attached to the Disclosure Schedule, and fairly present the financial position and results of operations of AccessCare for the periods covered. The financial statements for the year ended May 31, 1994 were prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved.

         5.11 ABSENCE OF CHANGES. Since May 31, 1994: (i) AccessCare has not entered into any material transaction which was not in the ordinary course of its businesses; (ii) there has been no materially adverse change in the condition (financial or otherwise), business, properties, assets, or liabilities of AccessCare; (iii) there has been no damage to or destruction or loss of physical property of AccessCare (whether or not covered by insurance) materially adversely affecting the business or operations of AccessCare; (iv) AccessCare has not declared or paid any dividend or made any distribution on its capital stock or redeemed, purchased or otherwise acquired any of its capital stock (other than as contemplated by the Transaction Documents); (v) there has been no organized labor dispute involving AccessCare or any of its employees and none is pending or, to the best knowledge of AccessCare threatened; (vi) there has been no material adverse change, except in the ordinary course of business, in the contingent obligations of AccessCare, by way of guaranty, endorsement, indemnity, warranty, or otherwise; (vii) AccessCare has not mortgaged, pledged, transferred a security interest in, or subjected to lien any of its properties or assets, except (A) liens for current taxes not yet delinquent, (B) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (C) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, (D) minor defects in title which, individually or in the aggregate, do not materially interfere with the use of such property, (E) liens outstanding and in the aggregate less than $10,000 or (F) liens disclosed in the Financial Statements or the notes thereto (collectively, the "Liens"); and (viii) to the best knowledge of AccessCare, there has been no other event or condition of any character specifically relating to AccessCare which specifically pertains to and materially adversely affects its business, properties or condition, financial or otherwise.

         5.12    PROPERTY.

                 (a) Except for the Liens, AccessCare has good and marketable title to, or a valid leasehold interest in, its properties and assets in each case free and clear of all liens, claims, security interests, charges and encumbrances and has the right to use all the assets it presently uses in the operation of its business. The properties and assets of AccessCare in all material respects are in good working order, operating condition and state of repair, ordinary wear and tear excepted.

                 (b) All of the accounts receivable reflected on the balance sheet at April 30, 1995 included in the Financial Statements, and all accounts receivable created after the date hereof as of the Closing, arose from valid sales in the ordinary course of business and are generally collectible in the ordinary course of business, subject to reserves for uncollectible accounts set forth in the Financial Statements.

         5.13 SUBSIDIARIES. AccessCare does not control, directly or indirectly, any other corporation, association, partnership, joint venture or other business entity or own any shares of capital stock or other securities of any other Person.

         5.14 TAXES AND TAX RETURNS. Except as disclosed in the Disclosure
Schedule: (i) AccessCare has duly filed all tax returns which are required by law to be filed by it ("Tax Return"); (ii) AccessCare has duly paid all taxes due or claimed to be due from it ("Taxes") (whether or not shown on any Tax Return), and there are no assessments or claims for payment of Taxes now pending or, to the knowledge of AccessCare after due inquiry, threatened, nor is there any audit of the records of AccessCare being made or, to the knowledge of AccessCare after due inquiry, threatened by any taxing authority; (iii) each Tax Return of AccessCare previously filed, or to be filed in the future relating to any period up to the date of Closing, is or will be (as the case may be) correct and complete in all material respects; and (iv) AccessCare is not currently the beneficiary of any extension of time within which to file any Tax Return.

         5.15 INSURANCE. Set forth in the Disclosure Schedule is a complete list of all insurance policies currently maintained by AccessCare and in effect and, with respect to each of such policies, a general description of the risks covered and claims insured. Copies of all of such policies will have been furnished or made available to Investor or its representatives upon reasonable request.

         5.16 CERTAIN TRANSACTIONS. AccessCare is not indebted, either directly or indirectly, to any of the officers or directors of AccessCare, or to their respective spouses or children, in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses, and none of said officers or directors or any members of their immediate families, are indebted to AccessCare.

         5.17 CONTRACTS AND COMMITMENTS.

                 (a) Except as expressly contemplated by this Agreement, or as set forth in the Disclosure Schedule, and to the best of AccessCare's knowledge, as of the Closing AccessCare will not be a party to, or bound by, any currently effective written or oral agreement except for any entered into in the ordinary course of its business.

                 (b) AccessCare has performed in all material respects all obligations required to be performed by it and is not in default under, in material breach of or, after due inquiry, in receipt of any written claim, or other claim that is otherwise known by AccessCare, of default under or breach of any material agreement disclosed in the Disclosure Schedule to which it is a party or to which its assets are subject and AccessCare has no present expectation or intention of not fully performing all such obligations.

         5.18 EMPLOYMENT BENEFIT PLANS.

                 (a) Set forth in the Disclosure Schedule is a complete list of all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and all other profit-sharing, deferred compensation, bonus, stock option, stock purchase, vacation pay, holiday pay, and other compensation arrangements maintained or contributed to by AccessCare for the benefit of its employees (or former employees) and/or their beneficiaries. Both of these types of plans shall be collectively referred to as "Benefit Plans." AccessCare does not have, nor has it ever had, any Benefit Plan that is or was subject to Title IV of ERISA or any "multiemployer plans" (as defined in Section 3(37) of ERISA).

                 (b) Each Benefit Plan complies currently, and has complied in the past, in form and operation, in all material respects with all applicable law including ERISA and the Code (including Section 4980B thereof), except any such failure to comply which would not have a material adverse effect on AccessCare. No excise tax is due or owing from AccessCare with respect to any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) relating to any of the Benefit Plans. There are no lawsuits or other claims, pending or, to the knowledge of AccessCare after due inquiry, threatened (other than routine claims for benefits under the plan) against (i) any Benefit Plan, or (ii) any "fiduciary" of such plan (within the meaning of Section 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary or fiduciary thereunder, nor is there any reasonable basis for any such claim.

         5.19 PATENTS, COPYRIGHTS AND TRADEMARKS. AccessCare has sufficient title to and ownership of, or has sufficient licenses to, or can obtain on terms which will not result in any material adverse effect on its business, all necessary patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets, inventions, franchises, computer software and other proprietary rights necessary for its business as now conducted, without any conflict with or infringement of the rights of others.

         5.20 ENVIRONMENTAL MATTERS. AccessCare has not, contrary to applicable statutes and regulations now in effect, stored or disposed of on, under or about its existing or prior premises hazardous materials, and to the best of AccessCare's knowledge, during the time period any prior owners owned or leased such premises, such prior owners or lessees or third parties did not, contrary to applicable statutes and regulations now in effect, so store or dispose of on, under or about such premises or transfer to or from the premises any hazardous materials. As used in this Agreement, the term "hazardous materials" shall mean substances defined as "hazardous substances" or "hazardous materials" or "toxic substances" in the Comprehensive Environmental Response and Compensation Liability Act of 1980, as amended, 42 U.S.C., Section 9601, et seq.; The Hazardous Materials Transportation Act, 49 U.S.C., Section 1801, et seq.; The Resource Conservation Recovery Act, 42 U.S.C., Section 6901, et seq.; and those substances defined as hazardous wastes or hazardous substances in any applicable Florida statutes or codes and any regulations or publication promulgated pursuant to any of said laws or regulations.

         5.21 COMPLIANCE WITH LAWS, CERTIFICATES. AccessCare has complied in all material respects with all applicable United States' federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations. All certificates, licenses, approvals and permits necessary in connection with the present use and operation of AccessCare's business and the real property on which such business is located, and the lawful occupancy thereof, have been issued by the appropriate governmental authorities, except such certificates, licenses, approvals, and permits the failure of which to be issued would not have a material adverse effect on AccessCare. To the best knowledge of AccessCare, all such licenses, approvals, permits and certificates shall continue in full force and effect after giving effect to the transactions contemplated hereby.

         5.22 DISCLOSURE. No representation, warranty or statement by AccessCare in this Agreement or in any written statement or certificate required to be furnished to Investor or its counsel pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading, it being understood that Investor has not received or been provided with a "prospectus" (as defined in the Securities Act) covering AccessCare.

         5.23 ABSENCE OF UNDISCLOSED LIABILITIES. Neither does AccessCare have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, nor, to the knowledge of AccessCare's management, is there any basis for the assertion against AccessCare of any such debt, liability and/or obligation, except for (i) debts, liabilities and/or obligations described in the Disclosure Schedule; or (ii) debts, liabilities and/or obligations reserved or reflected in the Financial Statements or incurred in the ordinary course of business after April 30, 1995.

         5.24 PROJECTIONS. Management of AccessCare has prepared the Financial Projections of AccessCare attached hereto as Exhibit 5.24 (the "Projections"). To the best knowledge of the management of AccessCare, the Projections are based on reasonable assumptions, subject to, among other things, changes adversely affecting the industry generally, and, in management's reasonable judgment, the results presented in the Projections are reasonably achievable results based on the assumptions presented. Nothing in this Section 5.24 shall be construed as a representation or warranty of AccessCare to Investor that AccessCare will actually achieve the financial results set forth in the Projections.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor represents and warrants to AccessCare that:

         6.1 RESTRICTED SHARES. Investor has been advised that the Series A Preferred Stock has not been registered under the Securities Act nor qualified under any state securities laws on the ground, among others, that no distribution or public offering of the Series A Preferred Stock is to be effected, and that in this connection AccessCare is relying in part on the representations of Investor set forth herein.

         6.2 INVESTMENT INTENT. Investor's intention is to acquire the Series A Preferred Stock for its own account and that the securities are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof.

         6.3 ABILITY TO BEAR RISK. Investor is able to bear the economic risk of an investment in the Series A Preferred Stock acquired by it pursuant to this Agreement and can afford to sustain a total loss on such investment.

         6.4 INVESTMENT EXPERIENCE. Investor is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Series A Preferred Stock. It has not been formed or organized for the specific purpose of acquiring the Series A Preferred Stock. Investor has had, during the course of this transaction and prior to its purchase of the Series A Preferred Stock, the opportunity to ask questions of, and receive answers from, AccessCare and its management concerning AccessCare and the terms and conditions of this Agreement. Investor hereby acknowledges that it or its representatives have received all such information as it considers necessary for evaluating the risks and merits of acquiring the Series A Preferred Stock and for verifying the accuracy of any information furnished to it or to which it had access. Investor represents and warrants that the nature and amount of the Series A Preferred Stock it is purchasing is consistent with its investment objectives, abilities and resources. Investor's representation's and warranties in this Section do not limit AccessCare's liability for a breach of its representations or warranties under this Agreement.

         6.5 UNMARKETABLE SHARES. Investor understands that there is no public market for the Series A Preferred Stock and that there may never be a public market, and that even if a market develops it may never be able to sell or dispose of the Series A Preferred Stock and may thus have to bear the risk of its investment for a substantial period of time, or forever. Investor is aware that none of the Series A Preferred Stock may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions have been met and until Investor has held the Series A Preferred Stock for at least two (2) years. Among the conditions for use of the Rule is the availability of current information to the public about AccessCare. Investor understands that AccessCare has not made such information available and has no present plans to do so.

         6.6 ACCREDITED INVESTOR. Investor is an "accredited investor" for purposes of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and the rules of the Florida Department of Banking and Finance and is not counted for purposes of Section 517.061(11)(a) of the Florida Securities and Investor Protection Act or Section 25102(f) of the California Corporate Securities Law of 1968.

         6.7 CORPORATE ASSETS. Investor is a corporation with assets of $500,000 or more for purposes of Section 517.061(8) of the Florida Securities and Investor Protection Act.

         6.8 LEGENDS. Investor acknowledges that the certificates representing the Series A Preferred Stock and any other securities receivable by Investor pursuant to this Agreement, when issued, shall contain substantially the following legend, in addition to any other legends required by the Transaction
Documents:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY SECURITIES ISSUABLE ON CONVERSION, EXCHANGE OR WITH RESPECT TO ANY OTHER RIGHT CONNECTED HEREWITH) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. ANY TRANSFEREE OR ISSUEE OF SUCH SECURITIES MAY BE REQUIRED TO PROVIDE APPROPRIATE INVESTMENT REPRESENTATIONS PRIOR TO ANY SUCH TRANSFER OR ISSUANCE.

         6.9 DUE AUTHORIZATION. Investor has duly authorized, executed and delivered this Agreement, the Transaction Documents and any other agreements and instruments executed in connection herewith or therewith.

         6.10 BINDING EFFECT. This Agreement and such other agreements and instruments constitute the valid and binding obligations of Investor, enforceable against it in accordance with their respective terms.

         6.11 CONSENTS AND APPROVALS. No consent or approval of any Person is required in connection with the execution, delivery and performance of this Agreement and such other agreements and instruments by Investor which has not heretofore been obtained.

         6.12 CONTRACTS AND COMMITMENTS. The execution and performance of this Agreement shall not result in a material default of other agreements or instruments by Investor.

         6.13 NO BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim upon or against AccessCare for any commission, fee or other compensation as a finder or broker because of any act or omission by Investor, and Investor agrees to indemnify and hold AccessCare harmless against all liability for or related to any such commissions, fees or other compensation.

                                   ARTICLE VII

                      COVENANTS OF ACCESSCARE AND INVESTOR

         7.1 REPORTING REQUIREMENTS.

                 AccessCare will furnish the following to each holder who owns of record or beneficially or has the right to acquire from AccessCare any shares of Series A Preferred Stock as soon as available, and in any event within ninety
(90) days after the end of each fiscal year of AccessCare, (a) respecting the fiscal year ending on May 31, 1995, and each subsequent fiscal year of AccessCare, a copy of the annual audit report for such year for AccessCare and its Subsidiaries, including therein Consolidated and consolidating balance sheets of AccessCare and its Subsidiaries as of the end of such fiscal year and Consolidated and consolidating statements of income and retained earnings and of statements of cash flow of AccessCare and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by a "Big Six" independent public accounting firm; (b) at the time of delivery of each annual financial statement pursuant to the preceding clause (a), a certificate executed by the chief financial officer of AccessCare stating that such officer has caused this Agreement and the terms of the Certificate of Designation to be reviewed and has no knowledge of any default by AccessCare in the performance or observance of any of the provisions of this Agreement or the Certificate of Designation, or if such officer has such knowledge, specifying such default and the nature thereof;
(c) promptly following receipt by AccessCare, each audit response letter, accountant's management letter and other written report submitted to AccessCare by its independent public accountants in connection with an annual or interim audit of the books of AccessCare or any of its subsidiaries; (d) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of any type that could materially adversely affect AccessCare or any of its subsidiaries; (e) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that AccessCare sends or makes available to its shareholders or files with the Securities and Exchange Commission; and (f) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of AccessCare and its subsidiaries as Investor reasonably may request. Any Person receiving the information agrees to hold such information in confidence to the same extent that would be required of a member of AccessCare's Board of Directors.

         7.2 AFFIRMATIVE COVENANTS OF ACCESSCARE OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, AccessCare covenants and agrees that, so long as any of the shares of Series A Preferred Stock remain outstanding and are held by Investor and prior to a Qualified Public Offering, it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not, without approval of holders of the Series A Preferred Stock, amend or revise any terms of this Section 7.2.

                 (a) PAYMENT OF TAXES AND TRADE DEBT. AccessCare shall pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of AccessCare or any Subsidiary, provided that neither AccessCare nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings if AccessCare or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto as shall be determined by its Board of Directors. AccessCare shall pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of AccessCare or its Subsidiaries, except such as are being contested in good faith and by appropriate proceedings if AccessCare or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto as shall be determined by its Board of Directors.

                 (b) MAINTENANCE OF INSURANCE. AccessCare shall maintain, and cause each Subsidiary to maintain, with responsible and reputable insurance companies or associations insurance in such amounts and covering such risks as is usually carried by companies of similar size engaged in similar businesses and owning similar properties in the same general areas in which AccessCare or such Subsidiary operates.

                 (c) PRESERVATION OF CORPORATE EXISTENCE. AccessCare shall preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties. AccessCare shall preserve and maintain, and cause each Subsidiary to preserve and maintain, all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

                 (d) COMPLIANCE WITH LAWS. AccessCare shall comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders of any United States' federal or State governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as AccessCare shall have set up sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

                 (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. AccessCare shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of AccessCare and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

                 (f) MAINTENANCE OF PROPERTIES, ETC. AccessCare shall maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

                 (g) BUDGETS AND BOARD APPROVAL. Prior to the commencement of each fiscal year, AccessCare shall prepare and submit to, and obtain the approval of a majority of, the Board of Directors a budget and operating plan for the then upcoming fiscal year, including projections or forecasts of capital and operating expenses, cash flow, and profits and losses, all itemized in reasonable detail and attempt to obtain the approval of such budget and plan not more than sixty (60) days following the end of the prior fiscal year.

                 (h) FINANCINGS. AccessCare shall promptly, fully and in detail, inform the Board of Directors in advance of any commitments or contracts relating to financing of any nature in which AccessCare pledges corporate assets, other than under purchase money security interests secured only by the assets purchased with such financing in the ordinary course of business.

                 (i) BOARD OF DIRECTORS; INDEMNIFICATION. The Board of Directors shall consist of five (5) directors, elected pursuant to the Certificate of Designation. The bylaws of AccessCare shall provide for a maximum authorized number of directors equal to or less than (5) directors, except with the prior written consent of Investor, which shall not be unreasonably withheld. The articles of incorporation or bylaws of AccessCare shall at all times provide for the indemnification of the Board of Directors to the full extent provided by the law of the jurisdiction in which AccessCare is organized. AccessCare shall use its best efforts to obtain and maintain directors and officers liability insurance with coverage and premium levels consistent with policies carried by similar companies of similar size. AccessCare shall pay for reasonable travel and living expenses of the members of the Board of Directors in attending meetings of the Board of Directors and committees thereof and in conducting other business on behalf of AccessCare.

                 (j) BOARD OF DIRECTORS MEETINGS. AccessCare shall use its best effort to ensure that meetings of its Board of Directors are held at least once each calendar quarter.

                 (k) COMPENSATION COMMITTEE. AccessCare shall have a Compensation Committee of the Board of Directors, which shall be comprised of two directors designated by CompCare and one director designated by the Investor. The Compensation Committee shall determine management compensation, including the awarding of any stock options or other non-cash compensation to the management of AccessCare.

                  (l) INSPECTION, CONSULTATION AND ADVICE. AccessCare shall permit and cause each of its Subsidiaries to permit Investor and such persons as Investor may designate, at Investor's expense, as applicable, to visit and inspect any of the properties of AccessCare and its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of AccessCare and its Subsidiaries with their officers, employees and public accountants (and AccessCare hereby authorizes said accountants to discuss with Investor and such designees such affairs, finances and accounts), and consult with and advise the management of AccessCare and its Subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

                 (m) USE OF PROCEEDS. AccessCare shall use the proceeds from the sale of the Series A Preferred Stock for repayment of existing debts of AccessCare and/or for working capital. AccessCare will not use the proceeds to pay existing debt to CompCare, other than to reimburse CompCare for funds it has advanced to the suppliers or vendors of AccessCare for bona fide costs or expenses of AccessCare.

                 (n) BY-LAWS. AccessCare shall at all times cause its By-laws to provide that (a) unless otherwise required by the laws of the state of its incorporation, any two directors and any holder or holders of at least 75% of the outstanding shares of Series A Preferred Stock shall have the right to call a meeting of the Board of Directors or shareholders; and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms of the Series A Preferred Stock as set forth in the Certificate of Designation.

         7.3 NEGATIVE COVENANTS OF ACCESSCARE. Without limiting any other covenants and provisions hereof, AccessCare covenants and agrees that, so long as any of the shares of Series A Preferred Stock remain outstanding and are held by Investor or until a Qualified Public Offering, it will not take the actions contained in the following covenants and provisions, and will cause each Subsidiary to not take actions contained in the following covenants and provisions as are applicable to such Subsidiary, and will not, without the approval of holders of the Series A Preferred Stock voting as a separate class, amend or revise any terms of this Section 7.3:

                 (a) DEALINGS WITH AFFILIATES AND OTHERS. Except as specifically contemplated by this Agreement, AccessCare shall not enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with CompCare, or any officer or director of CompCare, or any officer or director of AccessCare or any officer or director of any Subsidiary or holder of any class of capital stock of AccessCare, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or shareholders or members of their immediate families (other than any such transactions in the ordinary course of business which are specifically determined by the Board of Directors to be beneficial to AccessCare and on terms no less favorable to AccessCare than would be available from any unrelated third party under similar circumstances). All corporate allocations between CompCare and AccessCare will be fair and reasonable and represent fair value for actual services rendered.

                  (b) DIVIDENDS. AccessCare shall not prior to a Qualified Public Offering or while the Series A Preferred Stock is outstanding, declare or pay any dividends on any class of AccessCare's or any Subsidiary's capital stock now or hereafter outstanding (other than dividends on the Series A Preferred Stock or payable in Common Stock or by any Subsidiary either to AccessCare or to another Subsidiary that is the parent of the paying Subsidiary), or purchase, redeem or otherwise acquire or retire any of AccessCare's or any Subsidiary's capital stock of any class now or hereafter outstanding or otherwise return capital or make distributions of assets to shareholders as such, which would reduce the aggregate amount invested by CompCare in debt or equity of AccessCare below $3,750,000 as determined in accordance with Generally Accepted Accounting Principles.

                  (c) RESTRICTIVE AGREEMENTS PROHIBITED. Neither AccessCare nor any of its Subsidiaries shall become a party to any agreement that by its terms restricts AccessCare's performance of this Agreement or the Certificate of Designation.

                  (d) COMPENSATION. AccessCare shall not pay any compensation to its management employees unless such compensation shall have been approved by the Compensation Committee of the Board of Directors. In no event shall such compensation exceed the compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses, as AccessCare.

         7.4 CONFIDENTIALITY. Any information obtained by Investor any holder of the Series A Preferred Stock pursuant to this Agreement, prior to or following the Closing, shall be treated as confidential and shall not be disclosed to a third party without the consent of the Board of Directors, except that such information shall not be deemed confidential for the purpose of enforcement of this Agreement or valuation of the Series A Preferred Stock or other capital stock and except that any such holder may otherwise disclose such information to its partners (or its third party valuation firm for the purpose of valuing the Series A Preferred Stock or other capital stock) if such partners (and valuation firm) agree to be bound by the restrictions contained in this Section 6.3, and except for disclosure (i) in response to legal process, (ii) to the extent required to comply with applicable law, or (iii) to the extent disclosed to any bank, finance company or other lender or investor in connection with the financing of the transactions contemplated by this Agreement. Investor shall not be obligated to maintain as confidential any information obtained from AccessCare which is publicly available, readily available from public sources, known to it at the time the information was disclosed or which was rightly obtained from a third party. At the request of the Board of Directors, any Person receiving any information pursuant to this Agreement shall execute reasonable confidentiality agreements consistent with this Section 7.4.

         7.5 COOPERATION. So long as Investor remains an equity holder of AccessCare, Investor and its Subsidiaries will negotiate in good faith to contract with AccessCare for the delivery of mental health services in all of Investor's and its subsidiaries' service areas where AccessCare or a subsidiary then has an adequate network. The AccessCare capitation rate to Investor and its subsidiaries shall be the rate competitive with those rates charged to like customers by behavioral health care companies for similar services in specific service areas. The provisions of this Section 7.5 shall inure to the benefit of, and be binding upon, the successors of the parties hereto.

                                  ARTICLE VIII

                       RIGHT TO PARTICIPATE IN FINANCINGS

         8.1 RIGHT OF PARTICIPATION. Until AccessCare has completed a Qualified Public Offering, Investor shall have a preemptive right to purchase or subscribe for (i) any shares of Common Stock, (ii) any other equity security of AccessCare, including, without limitation, shares of Preferred Stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security of AccessCare, or (iv) any Debt Securities (the "Offered Securities"). Investor's preemptive right in this Article VIII shall however be only to purchase or subscribe for that portion of the Offered Securities as the aggregate number of shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) then held by or issuable upon conversion of Preferred Stock to Investor bears to the total number of shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) of AccessCare then held by or issuable to any Person.

         8.2 EXCEPTIONS. The rights of Investor under this Article VIII shall not apply to:

                  (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock; or

                  (b) the issuance of shares of Common Stock, or options exercisable therefor, including options outstanding on the date of this Agreement (such number to be equitably adjusted in the event of any stock split, combination, reclassification or other similar event occurring on or after the date of this Agreement) issuable to officers, directors or employees of the Company and any Subsidiary pursuant to any stock option agreement or plan or stock purchase agreement or plan approved by a vote of the Compensation Committee of the Board of Directors, provided that the aggregate number of shares issued or issuable to such persons shall not exceed ten percent (10%) of the outstanding shares of Common Stock of the Company at the Closing on a fully-diluted basis; or

                  (c) the issuance of any shares of Common Stock in connection with any public offering by AccessCare; or

                  (d) the issuance of any shares of capital stock or other securities in connection with a merger of AccessCare with or into another entity, or a purchase or sale of assets of AccessCare; provided, that in each such case such transaction is in compliance with the terms of the First Right of Refusal Agreement; or

                  (e) Common Stock issued upon conversion of Series A Preferred Stock or exercise or conversion of any Offered Securities issued in accordance with the requirements of this Section.

         8.3 NO ASSIGNMENT OF RIGHTS. Investor may not assign its rights hereunder, whether in connection with any transfer of its Series A Preferred Stock or otherwise.

                                   ARTICLE IX

                         OBLIGATIONS PENDING THE CLOSING

         Between the date hereof and the Closing, unless this Agreement is terminated sooner, pursuant to Section 12.6 hereof:

         9.1 ACCESS. AccessCare shall give to Investor and its counsel, accountants and other authorized representatives from and after the date of execution of this Agreement, on prior request therefor from Investor or such representatives, such access to the premises, employees, agents and consultants of AccessCare, and such copies of AccessCare's financial statements, books and records, and contracts and leases and other documentation, so as to enable Investor to inspect and evaluate all aspects of the business and operations, assets, operating results, financial condition, future prospects, capitalization, ownership, and legal and regulatory affairs of AccessCare and to verify the accuracy of the information heretofore furnished to Investor and the representations and warranties made in this Agreement, by AccessCare with respect to the foregoing matters. AccessCare will furnish all information reasonably requested by Investor. Investor agrees to conduct its review in a manner designed to minimize any disruption of AccessCare's operations.

         9.2 CONDUCT OF COMPANY'S BUSINESS. Unless Investor gives its prior written consent for actions to be taken to the contrary, from the date of this Agreement and until the Closing or termination of this Agreement, whichever first occurs, AccessCare shall:

                 (a) COMPENSATION. Operate and conduct AccessCare's business and operations diligently and only in the ordinary course of business consistent with past practices. AccessCare shall not increase the compensation or benefits of any employee, independent contractor or agent or adopt or amend any commission plan or arrangement or any employee benefit plan or arrangement of any type which results or may result in an increase in costs or liabilities thereunder of more than $25,000 per month, in the aggregate, above those existing on the date hereof, or otherwise lend or advance any sum or extend credit to any employee, director or shareholder or any of their respective affiliates;

                  (b) ORGANIZATION. Preserve intact AccessCare's organization and use its reasonable best efforts to retain all employees of and consultants to AccessCare, commensurate with the requirements of AccessCare's business;

                  (c) VENDORS. Use its reasonable best efforts to retain the services of all vendors, suppliers, agents and consultants used in AccessCare's business, commensurate with the requirements of AccessCare's business;

                  (d) INSURANCE. Use its reasonable best efforts to maintain insurance, including liability and errors and omissions insurance, consistent with past practices and, unless comparable insurance is substituted therefor or is not generally available to businesses of the type conducted by AccessCare, not take any action to terminate or modify, nor permit the lapse or termination of, the present insurance policies and coverages of AccessCare as set forth in the Disclosure Schedule;

                  (e) LAWSUITS, CLAIMS. Promptly notify Investor of, and if requested by Investor, use its reasonable best efforts to defend against, all lawsuits, claims, proceedings or investigations that are, or which any officers of AccessCare, as a result of events or circumstances actually known to them, has reason to believe may be, threatened, brought, asserted or commenced against AccessCare or any of its officers or directors, involving or affecting in any way AccessCare's business or operations, or any of its assets, or the Series A Preferred Stock or the transactions contemplated hereby;

                  (f) CERTAIN CHANGES. Not sell or otherwise dispose, or enter into any agreement for the sale, of any of its assets or properties, except in the ordinary course of business and consistent with past practices, and not permit or allow, or enter into any agreements providing for or permitting, any of its assets or properties to be subjected to any mortgage, security interest, pledge, option, lien, charge or encumbrance other than liens or security interests in existence on the date hereof and statutory liens to secure taxes that are not yet due and payable;

                  (g) CONDITION OF ASSETS. Maintain in good working order and condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws and regulations, all vehicles, machinery, equipment, computers, furniture, fixtures, tools, and other tangible assets, wherever located, that are used, leased or owned by AccessCare;

                  (h) TAXES. Pay, when due, and prior to the imposition or assessment of any interest, penalties or liens by reason of the non-payment of, all Taxes assessed against AccessCare, any of its assets or its operations;

                  (i) DIVIDENDS, ETC. Except as contemplated by this Agreement not: (i) declare or pay any dividends or make any distributions with respect to or redeem any shares of AccessCare's capital stock; (ii) accelerate the payment of or prepay any indebtedness or other obligations of AccessCare; (iii) approve or effect any reclassification or recapitalization of AccessCare or its authorized or outstanding shares; (iv) merge or consolidate AccessCare with or sell any of its assets to a third party other than sales of assets in the ordinary course of business and consistent with past practices; (v) approve or commence any proceedings for the liquidation of AccessCare; or (vi) enter into any agreement to do any of the foregoing;

                  (j) CORPORATE MATTERS. Other than to provide for the Series A Preferred Stock, not: (i) amend in any manner the articles of incorporation or bylaws of AccessCare; (ii) alter the composition or membership of AccessCare's Board of Directors; (iii) except for shares purchased upon exercise of outstanding options, authorize or issue any shares of capital stock of any class or series; (iv) create or issue any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of the capital stock of any class or other equity securities of AccessCare may be directly or indirectly authorized, issued or transferred; or
(v) agree to do any of the above; and

                  (k) LIABILITIES AND EXPENSES. Not create or incur (whether as principal, surety or otherwise) any actual or contingent liabilities or expenses other than liabilities and expenses incurred in the ordinary course of business consistent with past practices.

         9.3 CONSENTS. Each party to this Agreement shall use its reasonable best efforts to obtain or cause to be obtained at the earliest practicable date, and prior to the Closing, all consents, approvals and licenses, if any, which such party requires to permit it to consummate the transactions contemplated hereby without violating any material agreement, contract, instrument or applicable law or regulation, license or permit, to which it is a party or to which it or its assets are subject. The parties hereto shall cooperate with each other in their efforts to obtain all such consents, approvals and licenses.

         9.4 NOTICE OF BREACH. Each party to this Agreement will immediately give notice to the other parties of the occurrence of any event, or the failure of any event to occur, that results in a breach by it of any representation or warranty or a failure by it to comply with or fulfill any covenant, condition or agreement contained herein.

                                    ARTICLE X

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, or any other Transaction Document or instrument or document delivered on or before the Closing referred to herein or therein, shall survive the Closing and the consummation of the transactions contemplated hereby and shall expire one hundred fifty (150) days after AccessCare's fiscal year ending May 31, 1996. Notwithstanding the foregoing, the representations and warranties made by AccessCare in Sections 5.6 and 5.9 shall survive the Closing indefinitely.

                                   ARTICLE XI

                                 INDEMNIFICATION

         11.1 INDEMNIFICATION BY ACCESSCARE. AccessCare shall defend, indemnify and hold harmless Investor and its respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) ("Damages") incurred by, imposed on or borne by Investor or AccessCare resulting from the breach of any of the representations, warranties, covenants or agreements made by AccessCare in this Agreement.

         11.2 LIMITATIONS ON INDEMNIFICATION BY ACCESSCARE. Anything to the contrary notwithstanding herein, (i) Investor shall not be indemnified and held harmless in respect of any Damages which are covered by insurance owned by AccessCare to the extent that any net loss is reduced by such insurance; (ii) Investor shall not be indemnified and held harmless in respect of any Damages until the total of all Damages covered by indemnification under this section exceeds an aggregate indemnification deductible of Twenty- five Thousand Dollars ($25,000), at which point all Damages incurred above such amount are covered; and (iii) the liability of AccessCare shall be limited to an aggregate amount equal to One Million Dollars ($1,000,000).

         11.3 INDEMNIFICATION BY INVESTOR. Investor shall defend, indemnify and hold harmless AccessCare in respect of any and all Damages incurred by, imposed on or borne by AccessCare resulting from the breach of any of the representations, warranties, covenants or agreements made by Investor pursuant to this Agreement.

         11.4 LIMITATIONS ON INDEMNIFICATION BY INVESTOR. Anything to the contrary notwithstanding herein, (i) AccessCare shall not be indemnified and held harmless in respect of any Damages which are covered by insurance owned by Investor to the extent that any net loss is reduced by such insurance; (ii) AccessCare shall not be indemnified and held harmless in respect of any Damages until the total of all Damages covered by indemnification under this section exceeds an aggregate indemnification deductible of Twenty-five Thousand Dollars ($25,000), at which point all Damages incurred above such amount are covered; and (iii) the liability of Investor shall be limited to an aggregate amount equal to One Million Dollars ($1,000,000).

         11.5 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification hereunder, the indemnified party ("Indemnitee") shall promptly notify the indemnifying party ("Indemnitor") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that the Indemnitee's failure to give such notice shall not affect any rights or remedies of the Indemnitee hereunder with respect to indemnification for damages except to the extent that the Indemnitor is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnitor shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnitee shall not settle or compromise any claim by a third party for which they are entitled to indemnification hereunder, without the prior written consent of the Indemnitor (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the Indemnitor shall not have taken control of such suit after notification thereof as provided in Section 11.6 of this Agreement.

         11.6 DEFENSE BY INDEMNITOR. In connection with any claim giving rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, Indemnitor at its sole cost and expense may, upon written notice to Indemnitee, assume the defense of any such claim or legal proceeding if they acknowledge to Indemnitee in writing its obligations to indemnify Indemnitee with respect to all elements of such claim, and thereafter diligently conduct the defense thereof with counsel reasonably acceptable to Indemnitee. Indemnitee shall be entitled to participate in (but not control) the defense of any such action with its counsel and at its own expense. If Indemnitor does not assume or fail to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom, (i) Indemnitee may defend against such claim or litigation, in such manner as they may deem appropriate, including, but not limited to, settling such claim or litigation, after obtaining the consent thereto of Indemnitor (which consent shall not be unreasonably withheld), on such terms as Investor may deem appropriate, and (ii) Indemnitor shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If Indemnitor thereafter seeks to question the manner in which Indemnitee defended such third party claim or the amount or nature of any such settlement, Indemnitor shall have the burden to prove by a preponderance of the evidence that Indemnitee did not defend or settle such third party claim in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the other party, provided that Indemnitor will hold

Indemnitee harmless from all of their expenses, including reasonable attorneys' fees, incurred in connection with such cooperation by Indemnitee.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         12.2 AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement or the Series A Preferred Stock to the contrary notwithstanding, changes in or additions to this Agreement or the Series A Preferred Stock issued pursuant hereto may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if AccessCare shall obtain consent thereto in writing from Persons holding a majority of the Series A Preferred Stock affected by the proposed change, addition or waiver; and shall, in each such case, deliver copies of such consent in writing to any holders who did not execute the same; provided, however, that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the amount redeemable on the Series A Preferred Stock, without the consent of the respective holder thereof. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         12.3 ADDRESSES FOR NOTICES, ETC. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified, return receipt requested, postage prepaid:

       (i)     If to AccessCare, addressed to:

                    AccessCare, Inc.
                    2203 North Lois Avenue, Suite 1150
                    Tampa, Florida  33607
                    Attention:  Ronald G. Hersch, President

               with copies to:

                    Comprehensive Care Corporation
                    4350 Von Karman, Suite 280
                    Newport Beach, California  92660
                    Attention: Drew Q. Miller, Chief Financial Officer
               with a copy to:

                    James A. Rowe
                    Corporate Counsel
                    AccessCare, Inc.
                    2203 N. Lois Avenue, Suite 1150
                    Tampa, Florida  33607

       (ii)    If to Investor addressed to

                    Physician Corporation of America
                    P.O. Box 527500
                    Miami, Florida  33152-7500
                    Attention: Peter E. Kilissanly, President and COO

               or delivered in person to

                    Physician Corporation of America
                    5835 Blue Lagoon Drive
                    Miami, Florida  33126
                    Attention: Peter E. Kilissanly, President and COO

               with a copy, in either case, to:

                    John A. Hageman, Esq., General Counsel
                    Physician Corporation of America
                    5835 Blue Lagoon Drive
                    Miami, Florida  33126

Any party hereto may from time to time, upon written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered forty-eight (48) hours after mailing thereof. If any notices are sent by facsimile ("fax") to a party, it will be deemed to have been delivered on the date the fax thereof is actually received, provided the original thereof is sent by mail in the manner set forth above within twenty-four (24) hours after the fax is sent.

         12.4 COSTS, EXPENSES AND TAXES. Each of the parties agrees to pay all of its own costs and expenses in connection with the investigation, preparation, execution and delivery of this Agreement, the Series A Preferred Stock and other instruments and documents to be delivered hereunder and the transactions contemplated hereby and the other Transaction Documents, including the fees and out-of-pocket expenses of its legal counsel, independent public accountants and other outside experts. Any and all stamp and other taxes and any and all filing fees payable or determined to be payable in connection with the execution and delivery of this Agreement, the Series A Preferred Stock and other instruments and documents to be delivered hereunder or under other Transaction Documents shall be paid by the respective party thereto responsible therefor under applicable law.

         12.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of AccessCare and Investor and their respective successors and assigns, except that neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party.

         12.6 TERMINATION. This Agreement may be terminated prior to the Closing
(i) by the mutual consent of the parties hereto; (ii) by AccessCare if there has been a material misrepresentation or material breach on the part of Investor in the representations and warranties of Investor set forth herein, which, if curable, has not been cured within ten (10) business days after notice thereof by AccessCare; (iii) by Investor if there has been a material misrepresentation or material breach on the part of AccessCare or CompCare in the representations, warranties and covenants of CompCare or AccessCare set forth in the Transaction Documents, which, if curable, has not been cured within ten (10) business days after notice thereof by Investor; (iv) by AccessCare upon delivery to Investor of a written notice if any event occurs which renders impossible satisfaction of one or more of the conditions to the AccessCare's obligations contained in
Article IV hereof and noncompliance is not waived by AccessCare; (v) by Investor upon delivery to AccessCare of a written notice if any event occurs which renders impossible satisfaction of one or more of the conditions to Investor's obligations contained in Article III hereof and noncompliance is not waived by Investor; and (vi) by any party by written notice to the other parties if the Closing shall not have occurred by the close of business on May 26, 1995, or such later date if the Closing is delayed by reason of any delay in receipt of confirmation of the filing of the Certificate of Designation of AccessCare. The termination of this Agreement except pursuant to subsection (i) shall not affect the right of any party to bring an action against another party for breach of this Agreement.

         12.7 PRIOR AGREEMENTS. The Transaction Documents and this Agreement constitute the entire agreement of the respective parties to each thereof parties and supersede any prior understandings or agreements concerning the subject matter hereof, including without limitation the letter agreement dated March 22, 1995 among AccessCare, CompCare and Investor.

         12.8 SEVERABILITY. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

         12.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

         12.10 HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         12.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.


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



         12.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of either party, the other party shall execute and deliver or cause to be executed or delivered such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Series A Preferred Stock.

         12.13 COVENANT OF GOOD FAITH AND FAIR DEALING. Each party hereto agrees to act in good faith with respect to the other party or parties in exercising its rights and discharging its obligations under this Agreement. Each party further agrees to use its best efforts to ensure that the purposes of this Agreement are realized and to take all steps as are reasonable in order to implement the operational provisions of this Agreement. Each party agrees to execute, deliver and file any document or instrument necessary or advisable to realize the purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this AccessCare Preferred Stock Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    ACCESSCARE, INC.

                                    By:     /s/ Ronald G. Hersch
                                            ------------------------------------
                                            Ronald G. Hersch, Ph.D., President



                                    PHYSICIAN CORPORATION OF AMERICA


                                     By:    /s/ Peter E. Kilissanly
                                            ------------------------------------
                                            Peter E. Kilissanly, President and
                                            Chief Operating Officer



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